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Exhibit 10.1
PRODUCTS TERMINAL SERVICES AGREEMENT
This Products Terminal Services Agreement (the “Agreement”) is made this 1st day of May, 2007 and effective March 1, 2007, between SUNOCO PARTNERS MARKETING & TERMINALS L.P. (“SPMT”) and SUNOCO INC. (R&M) (“Customer”), for purposes of providing certain terminal services (the “Terminal Services”) at SPMT terminals identified in Attachments to this Agreement (“Terminals”) upon the terms and conditions herein set forth.
TERMS AND CONDITIONS
1.	GENERAL
a	The Terminal Services provided hereunder shall include the receipt, storage, throughput, custody and delivery of Customer’s refined petroleum products (the “Products”) at the Terminals, together with such additional services as may be described herein and in the Attachments to this Agreement, including, but not limited to, blending and additive services for the ancillary fees, rates and charges, and in accordance with the terms and conditions, herein contained.

b	The term of this Agreement shall be five (5) years commencing March 1, 2007.

c	SPMT shall maintain all records necessary to provide Customer with monthly reports summarizing all of Customer’s receipts and withdrawals, which report shall be mailed or faxed to Customer by the 5th day of the following month.

d	On each business day, SPMT shall provide to Customer a daily inventory statement detailing: (i) Customer’s opening inventory position for the previous business day, (ii) deliveries into Terminal by Customer, (iii) receipts into Customers’ trucks, and (iv) Customer’s opening inventory position for the current business day. All inventory statements shall be deemed final and binding unless returned by Customer to SPMT within 60 days, signed and noting any and all discrepancies and including all supporting documentation.

e	The Products, Fees, method(s) of Product receipts and deliveries, invoicing procedures and payment terms with respect to the Terminal Services are reflected in Attachment A.

f	Customer shall comply with, and shall cause its carriers to comply with, the provisions of the Terminal Access Agreement, the form of which is attached hereto Attachment B.

g	Both parties shall comply with the quality assurance requirements and Product specifications described and set forth on Attachment C.

h	SPMT is an independent contractor in the performance of this Agreement, and neither SPMT nor its employees are to be considered employees of Customer.

i	Customer understands and agrees that SPMT may consider contractual arrangements with third- party customers for Terminal Services at the Terminals, and nothing herein shall be deemed to provide Customer with exclusive rights to Terminal Services at any Terminal.
2.	RECEIPTS AND DELIVERIES:
a	Receipt of Products into the Terminals by Customer (“Receipts”) and the loading of Customer’s Products into trucks (“Shipments”) at the Terminals will begin following the Effective Date of the Agreement. Minimum and maximum permitted Receipts and Shipments will vary by terminal based on pipeline batch sizes, dock constraints, and tank space. Receipt and Shipment constraints will be identified during the nomination process described in section 2(k).

b	Receipts and Shipments at the Terminals shall be made within the normal business hours of the Terminals (as set forth on Attachment A), unless otherwise agreed by SPMT and Customer. Trucks will be loaded in the order in

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which they arrive. In no event will SPMT be responsible for any delay, waiting, or demurrage charges.

c	Customer shall maintain minimum Product inventory representing its pro-rata share of unavailable tank bottoms and terminal line fill of commingled Product as set forth in Attachment F. Customer shall maintain the entire unavailable tank bottom and terminal line fill of its segregated Product(s).

d	Customer understands and agrees that a positive inventory position will be maintained on every Product held in storage at the Terminals, in addition to tank bottoms. SPMT retains the right to discontinue loading any Products showing a negative balance (excluding tank bottoms) until additional volume of the required Product is received to restore a positive inventory balance. Customer also agrees to maintain a positive inventory balance of ULSD, LSD, NRLM, and any other Products as required by regulation, regardless of actual specification. SPMT will include accounting relative to these Products in daily reports to Customer.

e	In the event Customer desires to store a specified volume of Products in a segregated or commingled tank, SPMT may provide such storage for Customer at the Storage Fee rate identified in Attachment A.

[******]

f	All Products tendered by each party will conform to the specifications for such Products as set forth on Attachment C. In the event that either party knows, or has reason to believe, that any Products so tendered do not conform with such specifications, it shall be the responsibility of that party to notify the other to such effect as soon as possible, whereupon the affected party may elect to refuse tender, or, if the party has already received such Products into the Terminals or tank truck, to make such disposition of the nonconforming Products, at the other party’s expense, as that party may determine in its reasonable discretion.

g	(1) Customer shall be responsible to SPMT for “Customer Damages”, as defined below, incurred by SPMT and SPMT’s other customers (and their customers) at the Terminals (collectively, “SPMT Damaged Parties”) arising out of, or resulting from, “Customer’s Non-Conforming Products” herein defined as (x) any Product received at the Terminals for Customer’s account not conforming to SPMT’s commingled product specifications or Customer’s segregated product specifications; (y) any change in the Product received by the Terminals for the account of Customer; or (z) any goods or material handled for Customer hereunder. As used herein “Customer Damages” shall mean, and be limited to, (i) the value of any contaminated product as determined in accordance with Attachment A, (ii) direct costs and expenses incurred by SPMT and/or SPMT’s other customers at the Terminals in cleaning and repairing tanks, trucks and other affected facilities and equipment, (iii) any fines and/or penalties levied against SPMT and/or SPMT’s other customers at the Terminals by reason of Customer’s Non-Conforming Products or the products or equipment contaminated thereby, and (iv) any other damages arising directly from Customer’s Non-Conforming Products. Customer shall not be liable to the SPMT Damaged Parties for lost profits, loss of business, or any other indirect, special or consequential damages of any kind arising out of, or resulting from, Customer’s Non-Conforming Products. In addition to the foregoing, Customer shall promptly remove or cause to be removed any said non-conforming Product from the Terminal. If, under its contracts with other customers, SPMT shall elect to replace contaminated products in lieu of payment therefor, Customer shall have the right to provide to SPMT such replacement products. Customer shall have no responsibility to the SPMT Damaged Parties under this section 2(g)(1) unless notice of such condition is provided to Customer within thirty (30) days of discovery of such damages.

(2) SPMT shall be responsible to Customer for “SPMT Damages”, as defined below, incurred by Customer and Customer’s immediate customers (collectively “Customer Damaged Parties”) arising out of, or resulting from, the contamination of Customer’s Product at the Terminal, caused by SPMT or another of SPMT’s customers. As used herein “SPMT Damages” shall mean, and be limited to, (i) the value of the contaminated Product as determined in accordance with Attachment A, (ii) direct costs and expenses incurred by Customer Damaged Parties in cleaning and repairing tanks, trucks and other affected facilities and equipment, (iii) any fines and/or penalties levied against Customer Damaged Parties by reason of the contaminated Product or equipment; and (iv) any other damages arising directly from the contaminated Product. SPMT shall have the option to replace the contaminated Product in lieu of

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payment therefor. SPMT shall not be liable to Customer Damaged Parties for lost profits, loss of business, or any other indirect, special or consequential damages of any kind arising out of, or resulting from, contaminated Product. SPMT shall have no responsibility to the Customer Damaged Parties under this section 2(g)(2) unless notice of such condition is provided to SPMT within thirty (30) days of discovery of such damages.

h	SPMT shall have the right to commingle Customer’s Product with Product of like grade and quality owned by others.

i	Product loans from one of SPMT’s customer’s inventory to another will be allowed, subject to written permission granted beforehand by the lending customer, and proper accounting for such product loans.

j	Terminal customers may exchange volumes of fungible products at the Terminals. Only after specific exchange agreements are executed may such exchanges be implemented. Exchange parties shall render to each other and to SPMT on a monthly basis statements indicating the status of exchanges.

k	Customer will provide SPMT with monthly forecasts of Product Receipts for marine vessel deliveries by the 15th day of the month preceding that of the scheduled activity. SPMT shall use commercially reasonable efforts to accommodate pipeline batches and arrange berthing of Marine Vessels. SPMT shall notify the Customer within four (4) days of receipt of the forecast as to whether SPMT can accept Product Receipts at the forecasted amounts.

l	Demurrage- Rail cars will be accepted as scheduled and as delivered by the local railroad. In no event will SPMT be responsible for rail car demurrage, except to the extent such demurrage was caused by circumstances within SPMT’s direct control.

m	For receipt of ethanol SPMT will follow the practices outlined in Attachment G.
3.	ADDITIONAL SERVICE
For any service or function in addition to those referred to in the Agreement requested by Customer or its agents and agreed to by SPMT (“Additional Service”), SPMT shall be reimbursed by Customer the expenses associated with labor (internal and contract), materials and equipment, provided the expenses incurred do not exceed those that would have been incurred had the request not been made.
4.	TITLE AND CUSTODY
a	Title to, and risk of loss caused by force majeure, of all Products received from Customer at the Terminals shall remain at all times with Customer.

b	Custody of Products received from Customer at the Terminals shall pass to SPMT (1) at the time such Products enter a Terminal’s inlet flange located at the Terminal’s pipeline/marine/truck/rail manifold, or (2) by Property Transfer Order (PTO) transferring Product inventory from another through-putter to Customer. Custody of the Products shall remain with SPMT until such Products pass the flange at the point of delivery into Customer’s trucks or are rendered to marine vessels at the point of delivery at the dock.
5.	PRODUCT MEASUREMENT
a.	Measurements of all Products shall be taken by SPMT and shall be based upon United States gallons of 231 cubic inches, 42 gallons to the barrel, corrected to 60 degrees (F.), using ASTM-IP Petroleum Measurement Table No. 6B-ASTM Designation D-1250. Unless otherwise specified, quantities delivered: (a) from pipeline shall be measured by calibrated meters at a Terminal’s inlet flange at the pipeline manifold; (b) into transport truck shall be measured by calibrated loading rack meters; and (c) from vessel, rail car or transport truck shall be measured by calibrated meters where available, otherwise, measurements will be taken using the Terminal’s tank gauge system utilizing still tank(s). In the case of ethanol deliveries by rail and truck without metering, the volume stated on the BOL will be deemed the correct volume. Customer shall have the right to participate with SPMT in any measurement; but, in the absence of such participation, the measurements taken by SPMT shall be binding upon both parties in the absence of fraud or manifest error. If Customer requires an independent certified

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gauging by a mutually acceptable independent gauger, such gauging will be at Customer’s expense. The independent inspector’s report shall be binding on the parties hereto. In the event a certified meter or gauge is found to be in error, the parties will agree upon the best alternate measurement method as the situation dictates. Measurements shall follow one or more of the following guidelines:

i)	API Standard 2545, “Method of Gauging Petroleum and Petroleum Products.”

ii)	API Standard 2550, “Method of Measurement and Calibration of Upright Cylindrical Tanks.”

iii)	API “Manual of Petroleum Standards”, chapters 4, 5, and 12.
b	For all sampling, gravity, and temperature measurements:
i)	API “Manual of Petroleum Standards”, chapters 8 and 9.
c	SPMT will maintain and furnish monthly Customer in-bound and out-bound stock activity reports.

d	SPMT will provide Customer with Bill of Lading for Ethanol Receipts and/ or Shipments.

e	Receipts and Shipments to/ from marine vessels will be measured by terminal tank gauges utilizing still tank(s).

f	Ethanol temperature corrections will be by either: (1) ASTM-IP Petroleum Measurement Table No. 6B-ASTM Designation D-1250, using an argument of 51.5 degrees API, or (2) the RFA volume correction table for ethanol.
6.	PRODUCT LOSSES/GAINS
a	SPMT will, on a monthly basis, determine and communicate to Customer the physical inventory of Product in storage in the tanks at the Terminals and SPMT will calculate storage variation at (60 degrees F). The total monthly gain or loss (not caused by force majeure) in inventory, if any, will be pro rated to all parties using the commingled Terminal storage based on their respective percentages of the monthly throughput of Products.

b	Except as otherwise provided in this section 6 (b), SPMT will be responsible for all losses and damages to Customer’s Product in excess of (i) one-quarter of one percent (0.25%) for non-ethanol Products; and (ii) one half of one percent (0.50%) for ethanol Products until such time as SPMT has, upon Customer’s request and at Customer’s sole cost and expense, installed meters at a Terminal to measure the volume of ethanol delivered to that Terminal, at which time the loss allowance for ethanol Products at that Terminal shall be one-quarter of one percent (0.25%). Installation of the meters shall be billed to Customer at SPMT’s cost, and any meters installed by Customer at a Terminal shall be and remain the property of SPMT. SPMT will be responsible for all losses and damage to Product, with no loss allowances, to the extent caused directly by SPMT’s negligence; provided, however, that in no event shall any losses or damage for which the cause cannot be affirmatively determined be deemed to be due to SPMT’s negligence. SPMT will not be responsible for any loss or damage to Customer’s Product caused by force majeure (as described in Article 9). Customer will be responsible for all losses and damage to Customer’s Product, without regard to loss allowances, caused directly by Customer’s negligence or malfunction of Customer’s equipment. Absent obvious error, all adjustments provided for in this section shall be made based upon the book inventory as shown on the records of SPMT at the time of the shortage or loss.

c	For segregated Product, all inventory losses are the responsibility of the Customer, except that SPMT will absorb all shortages in excess of one-quarter of one percent (0.25%) for non-ethanol Products and one half of one percent (0.50%) for ethanol Products, unless caused by SPMT’s negligence or that of its independent contractors or their agents or employees or malfunction of SPMT’s equipment in which case SPMT shall be responsible for all losses.

d	Actual handling losses/gains attributable to Customer’s proportionate share of monthly Terminal throughput shall be determined and adjustments shall be made to Customer’s ending monthly inventory balance.

e	For losses attributable to SPMT, Customer will be provided a credit to its throughput fee once the amount of such credit has been finally determined by the parties. Benchmark Price shown in Attachment A will be used to establish Product value.

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7.	LIABILITY AND INDEMNITY
a	CUSTOMER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS SPMT, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, CLAIMS, DEMANDS, CAUSES OF ACTION, LIABILITIES, SUITS, TAXES, PENALTIES, FINES FROM ANY SOURCE, COSTS, JUDGMENTS AND EXPENSES, INCLUDING REASONABLE ATTORNEY’S FEES, THAT MAY BE SUFFERED OR INCURRED AT ANY TIME TO THE EXTENT ARISING OUT OF (1) THE FAILURE OF CUSTOMER TO COMPLY WITH ALL APPLICABLE FEDERAL, STATE AND LOCAL LAWS, ORDINANCES, REGULATIONS, RULES AND PERMITS OR THE TERMS OF THIS AGREEMENT; AND (2) INJURY TO OR DEATH OF ANY PERSON, OR LOSS OR DESTRUCTION OF OR DAMAGE TO ANY PROPERTY, INCLUDING THE CONVERSION THEREOF, CAUSED BY THE NEGLIGENT, RECKLESS OR WILLFUL ACTS OR OMISSIONS OF CUSTOMER, ITS AFFILIATES OR ITS INDEPENDENT CONTRACTORS ANY OF THEIR RESPECTIVE AGENTS, SERVANTS OR EMPLOYEES.

b	SPMT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CUSTOMER, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, CLAIMS, DEMANDS, CAUSES OF ACTION, LIABILITIES, SUITS, TAXES, PENALTIES, FINES FROM ANY SOURCE, COSTS, JUDGMENTS AND EXPENSES, INCLUDING REASONABLE ATTORNEY’S FEES, THAT MAY BE SUFFERED OR INCURRED AT ANY TIME TO THE EXTENT ARISING OUT OF (1) THE FAILURE OF SPMT TO COMPLY WITH ALL APPLICABLE FEDERAL, STATE AND LOCAL LAWS, ORDINANCES, REGULATIONS, RULES AND PERMITS OR THE TERMS OF THIS AGREEMENT; AND (2) INJURY TO OR DEATH OF ANY PERSON, OR LOSS OR DESTRUCTION OF OR DAMAGE TO ANY PROPERTY, INCLUDING THE CONVERSION THEREOF, CAUSED BY THE NEGLIGENT, RECKLESS OR WILLFUL ACTS OR OMISSIONS OF SPMT, ITS AFFILIATES OR ITS INDEPENDENT CONTRACTORS ANY OF THEIR RESPECTIVE AGENTS, SERVANTS OR EMPLOYEES.

c	NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NEITHER SPMT NOR CUSTOMER SHALL BE LIABLE TO THE OTHER PARTY HERETO FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, NO MATTER HOW SUCH DAMAGE SHALL HAVE OCCURRED OR HAVE BEEN CAUSED.
8.	INSURANCE
a	At all times during the term of this Agreement, SPMT and Customer, or Customer’s transporters, acting as agents of Customer, shall carry and maintain in force insurance policy(ies) that will satisfy the following requisite coverages:
i)	Workers’ Compensation in accordance with state law and Employer’s Liability Insurance of Two Million Dollars ($2,000,000) for each accident;

ii)	General Liability Insurance with a minimum limit of Five Million Dollars ($5,000,000) per occurrence; and

iii)	Automobile Liability Insurance covering all motor vehicles owned, hired or used in connection with this Agreement with limits not less than Five Million Dollars ($5,000,000) for Bodily Injury and Property Damage per occurrence.
b	SPMT and Customer shall be named as an additional insured on each other’s insurance policies but only to the extent of the normal insured’s negligence. Each party will provide the other with certificates of insurance upon request.

c	SPMT and Customer may provide the required coverage by self-insurance. Customer shall provide SPMT with documentation confirming it is self-insured and providing details as to the extent and limitation of such self-insured coverage.

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9.	FORCE MAJEURE
a	Neither party shall be considered in default of its obligations or held liable for failure to perform under this Agreement (other than for any obligation to make payment due hereunder) when prevented by any cause reasonably beyond its control including, but not limited to, accident, explosion, fire, flood, revolution, hostilities, civil commotions, strikes, acts of God, or acts of government.

b	The party claiming that an event of force majeure has arisen shall immediately notify the other party. If notice is given orally, it shall be confirmed in writing within seventy-two (72) hours of the event.
10.	CUSTOMER’S AUDIT RIGHTS
a	Customer shall have the right, reasonably exercised (1) to observe and verify SPMT’s performance of its services hereunder, and (2) to have ingress and egress to, from and within the Terminals to the extent required for the purposes of this Agreement and (3) to review and audit all of SPMT’s records related to the performance of this Agreement and make copies thereof, at reasonable times and at Customer’s expense. None of these rights shall be exercised by Customer in any way which will materially interfere with or diminish SPMT’s control over or its operation of the Terminals and Customer shall be subject to reasonable rules and regulations promulgated by SPMT.

b	SPMT will require any parties entering the Terminals on behalf of Customer to sign a Terminal Access Agreement, the form of which is attached hereto as Attachment B, and provide certificates of insurance reflecting coverage required by SPMT. Customer shall advise such parties to utilize only those portions of the Terminals designated by SPMT to be used for the purposes described herein and to do so only for the period of time required for expeditious completion of such purposes.

c	Following any audit as provided above, any mutually agreed adjustment charge or credit to Customer will be issued by SPMT within thirty (30) days after a copy of the completed audit is furnished to SPMT.
11.	TAXES

Customer shall pay any and all taxes, charges and/or assessments, levied against the storage, handling, transportation, sale or use of its’ Products excluding taxes based on SPMT’s gross receipts, gross profits or net income. Should SPMT be required to pay or collect such taxes, charges and/or assessments pursuant to any federal, state, county, or municipal law or authority now in effect or hereafter to become effective, Customer shall promptly reimburse SPMT therefor. If a claim is made against SPMT for any tax payable by Customer, Customer shall, at its expense, take such action, as it reasonably deems necessary with respect to challenge or opposition to such asserted liability and shall indemnify and hold SPMT harmless therefrom.

12.	ALTERNATIVE DISPUTE RESOLUTION

SPMT and Customer shall use their best efforts to resolve any dispute, controversy or claim arising from or in connection with this Agreement in a fair and equitable manner. Prior to initiating legal proceedings thereon, the parties will seek resolution of disputes through discussions between senior executives of the respective parties where necessary. In addition, SPMT and Customer may engage in mediation of the dispute by mutual agreement, and shall share the cost of the mediator. Any such dispute, controversy or claim shall be resolved, if necessary, by binding arbitration, in lieu of a court proceeding, before a panel of three (3) arbitrators. Each party shall select an arbitrator and the two (2) arbitrators so selected shall select a third arbitrator. In the event the two (2) arbitrators are unable to agree on a third arbitrator, the third arbitrator shall be selected by the American Arbitration Association The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of, but only if necessary using the administrative services of, the American Arbitration Association. The parties shall each bear the cost of the arbitrator they selected and shall share the cost of the third arbitrator. The parties shall otherwise be responsible for their own costs in such proceedings. Judgment upon an arbitration award may be entered by any court of competent jurisdiction.

13.	NOTICES

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All notices and other communications required under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service, if served personally on the person to whom notice is to be given, (b) on the date of receipt, if sent by telecopier to the person to whom notice is to be given, or (c) on the date of mailing, if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and sent to the respective address set forth in Attachment A, or at such address as may be furnished by either party to the other in writing.

14.	ASSIGNABILITY
a.	This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto; provided, however, that this Agreement and the obligations of the parties hereunder shall not be assignable by any party without the express prior written consent of the other party, except that a party may assign the Agreement without consent, including the performance thereof, in whole or in part to, (1) one or more of its affiliates or subsidiaries, or to (2) the successor to all or of substantially all of its business and assets, or to (3) any corporation or other business entity into which it merges or consolidates.

b.	Notwithstanding any assignment effected hereunder, the assigning party shall, following such assignment, continue to be responsible for its obligations hereunder
15.	SALE OR CLOSING OF THE FACILITIES
a.	Notwithstanding the other terms of this Agreement, SPMT may in its sole discretion decide to sell or close the Terminals. In such case, either party may, at its option, terminate this Agreement upon ninety (90) days advance written notice.

b.	[******]
16.	COMPLIANCE WITH LAW
a.	The parties hereto, and their customers, carriers and contractors, shall each be separately and solely responsible for compliance with all laws, rules, regulations, and ordinances specifically applicable to such party or person, and such party’s or person’s Products, facilities and equipment.
17.	ADDITIZATION
a.	[******]

b.	SPMT will follow procedures outlined in Attachment D regarding the injection of deposit control additives.
18.	RVP COMPLIANCE AND DOCUMENTATION
a.	Customer will comply with all applicable federal, state, and local volatility regulations for Gasoline and Alcohol Blends (including, but not limited to, 40 C.F.R. Section 80.27 and 80.28) and hereby warrants and certifies that any Product delivered pursuant to this Agreement is in compliance with the applicable standard when delivered to the Terminals.

b.	SPMT shall manage the facility in such a commercially reasonable manner to effect the timely regulated seasonal transition of commingled Product in storage as required by law, and shall comply with all applicable federal, state, and local volatility regulations for Gasoline and Alcohol Blends with respect to operating the Terminals(including, but not limited to, 40 C.F.R. Section 80.27 and 80.28)

c.	Customer shall fully comply with reasonable directives of SPMT to all Customer’s sharing storage in order to facilitate this seasonal transition period.

d.	SPMT will conduct necessary testing to confirm that Product is in compliance with all regulatory requirements

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for volatility prior to releasing such Product to the loading rack.
19.	FIXTURES AND EQUIPMENT
a.	All fixtures, equipment and appurtenances attached to the tanks, pipeline and other facilities of the Terminals by either party shall be and remain the property of SPMT. No such items may be installed or removed by Customer without the prior written permission of SPMT.

b.	Notwithstanding anything to the contrary contained herein, the Terminals and all equipment and fixtures located at the Terminals are the sole and exclusive property of SPMT and nothing herein shall be deemed to confer upon Customer any interests in the aforesaid properties or the right to use, operate, control or direct the operation, or otherwise exercise any dominion or control over such properties.
20.	DEFAULT AND REMEDIES
a.	Should a party to this Agreement default in the prompt performance and observance of any of the terms or conditions of this Agreement and should such default continue for thirty (30) or more days after written notice thereof by the non-defaulting party, then such non-defaulting party shall have the right, at its option, to terminate this Agreement. In the event of any such default by Customer, SPMT shall have the right to refuse the Receipts and Shipments of Customer’s Products. In the event of termination of this Agreement due to Customer’s nonpayment, SPMT shall have the right to impose a lien upon a quantity of Products sufficient to secure all past due amounts due SPMT (the relevant price for which shall be the Benchmark Price defined in Attachment A).

b.	Should either party become insolvent, a party to bankruptcy, enter receivership proceedings, or make an assignment for the benefit of creditors, then the other, to the extent permitted by law, may (1) terminate this Agreement and collect appropriate damages accorded to it under law or (2) require specific performance of this Agreement.
Upon termination or default of this Agreement, Customer shall, at its own expense, remove its Products from the Terminal within thirty (30) days with the cooperation of SPMT. If any Products remain at the Terminal after the thirty (30) day period, SPMT shall have the right to dispose of such inventory in the manner it deems appropriate, in its sole discretion without liability to Customer. Such action by SPMT may include, but not limited to, imposition of a Demurrage Charge (as set forth in Appendix A) or purchase of Products by SPMT.

In the event that SPMT elects to dispose of the remaining Products, Customer shall remain responsible for all applicable Fees (e.g., Demurrage Fee) as well as any and all reasonable and properly documented out-of-pocket disposal costs that SPMT may incur with respect to such remaining Products. All costs of such actions by SPMT, and all fees due and owing from Customer, shall be netted out against any monies received by SPMT and the balance remitted to Customer.

21.	DAMAGE OR DESTRUCTION OF THE FACILITIES
a.	If any portion of the Terminals is damaged (the “Event”), thus impairing SPMT’s ability to provide any or all of the Terminal Services, SPMT will have no obligation to repair the facility.

b.	If such damage occurs, SPMT will notify Customer in writing within thirty (30) days of such occurrence whether the damaged facility will be repaired, and the expected date of completion of such repairs.
22.	TERMINAL AUDITS
a.	SPMT will, during the term this Agreement, periodically conduct third-party health, environmental and safety audits of the Terminals in accordance with past practices.
23.	ENTIRETY OF AGREEMENT — NO MODIFICATION
a.	This instrument contains the entire Agreement between the parties hereto regarding the receipt, storage and

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delivery of Customer’s Products at the Terminals, and no prior promises, agreements, or warranties written or verbal shall be of any force or effect unless embodied herein.

b.	No modification of this Agreement shall be of any force or effect unless reduced to writing and signed by authorized representatives of both parties hereto.
24.	NON-WAIVER
a.	Neither the failure to assert a right under this Agreement nor a delay in asserting such a right in a specific instance shall act as a waiver of that right in such instance or in any subsequent instances.
25.	CAPTIONS
a.	The captions appearing in this Agreement are for the convenience of the parties and shall have no legal effect.
26.	ATTACHMENTS
a.	Attachments referenced herein constitute a part of this Agreement and are incorporated herein and made a part hereof for all purposes.
27.	GOVERNING LAW
a.	This Agreement (including all Schedules hereto) and all Amendments hereof shall be governed by and construed with the internal laws of the Commonwealth of Pennsylvania; without regard to the application of the principles of conflicts of law.
28.	CONFIDENTIALITY
a.	The Parties hereto acknowledge that each may obtain confidential information or proprietary information (“Confidential Information”) including without limitation, information referring to Product, business plans, or operations. The Parties shall at all times keep confidential and not disclose to any third party any Confidential Information for any purpose other than in performance of the Terminal Services. Confidential Information will not include information: (1) generally available to the public through no fault of either Party; (2) in each Parties’ possession in written form prior to disclosure to or acquisition by either Party hereunder; (3) disclosed to either Party by a third party owing no secrecy commitment to either Party; or (4) disclosed pursuant to the order of any court or governmental body (following appropriate notice to the owner of the confidential information and an adequate opportunity for such owner to contest such disclosure).
IN WITNESS WHEREOF, this Agreement is executed the date first set forth.

SUNOCO Partners Marketing & Terminals L.P.			Sunoco, Inc. (R&M)

By:	Sunoco Logistics Partners Operations GP LLC, its general partner

By:	/s/ Deborah M. Fretz		By:	/s/ Michael J. Hennigan
	Title:	President		Title:	Senior Vice President,
Supply, Trading, Sales
Date:	4/23/07				and Transportation

			Date:	5/1/07

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ATTACHMENT A

Terminals:	See ATTACHMENT F

Products:	Refined Petroleum Products, Ethanol

Fees:	The following fees are expressed in Hundredths of a Cent per Gallon (“Points”). For example, “60.0” Points equals $.00600 per Gallon.

Throughput Fees will be applied to each gallon of Product loaded into tank trucks.

Additive/Service Fees will be applied to each gallon of Product to which SPMT-owned additive is injected.

A Security Fee of [******] Points will be applied to all gallons loaded at MTSA regulated facilities during periods of time designated as Code Orange by the U.S. Homeland Security Office.

For storage of Product, either fungible or non- fungible, Customer shall pay a Leased Space Fee of [******] cents per barrel per month of shell capacity used for said storage. At Newark only, the Storage Fee will be [******] cents per barrel. Storage Fees shall be prorated on a daily basis in the case where the tank(s) are not used for the entire month.

Gasoline	[******] pts
Diesel	[******] pts
Jet Fuel	[******] pts
Chemicals	[******] pts

TMIX	[******] pts
Kerosene	[******] pts
Ethanol (neat)	[******] pts

Inwood
Gasoline	[******] pts
Diesel	[******] pts
Jet Fuel	[******] pts
Kerosene	[******] pts
TMIX	[******] pts
Ethanol (neat)	[******] pts

Filtering:

Jet Fuel:	[******] pts

Gasoline:	Customer will reimburse SPMT for costs associated with gasoline filter change-outs (made only at Customer’s request) at Twin Oaks, Malvern, Willow Grove, Piscataway and Newark terminals.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Additives:

Gasoline Additives
Sunoco Branded/ Distributor/ Wholesale:	[******] pts + Additive Cost

Diesel Additives:
Cold Flow/
Pour Point/ premium diesel additives
Sunoco Branded/ Distributor/ Wholesale:	[******] pts + Additive Cost

Cetane Improver
Sunoco Branded/ Distributor/ Wholesale:	[******] pts + Additive Cost

Lubricity:	[******] pts

Marker:	TBD

Dye:	[******]

Escalation:	All Fees set forth herein shall be subject to annual escalation at a rate equal to the Consumer Price Index as published by the United States government annually. Said escalation shall occur on January 1 of each year, commencing January 1, 2008, and shall be based on the 12 most recently available months of data.

Benchmark Price:	Platts Low + Actual Transportation; however, in the case of products, including ethanol, which are purchased for resale, the Benchmark Price shall be Customer’s Actual Cost + Actual Transportation.

Invoicing Procedure:	SPMT will invoice the Customer monthly for the preceding calendar month activity.

Payment Terms:	Customer will pay SPMT 20 days from date of invoice.

Normal Business Hours:	24 hours/day, 7 days/week

Method of Receipts and Deliveries:	Receipts:	Pipeline/ Marine Vessel/ Rail/ Truck/In-Tank Transfer

	Shipments:	Tank Truck/Marine/In-Tank Transfer

Notices:

	Sunoco Partners Marketing & Terminals L. P.	Sunoco, Inc. (R&M)
	Business Development Terminals & Pipelines	Manager
	Mellon Bank Center; Suite LL	Distribution Planning
	1735 Market Street	1735 Market Street
	Philadelphia, PA 19103	Philadelphia, PA 19103

With a copy to:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [******] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

General Counsel
Sunoco Logistics Partners L.P.
Mellon Bank Center, Suite LL
1735 Market Street
Philadelphia, PA 19103